EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-58446, No. 33-92346 and No. 333-08665) pertaining to the Chart Industries, Inc. Key Employees Stock Option Plan, (Form S-8 No. 33-92340) pertaining to the Chart Industries, Inc. 1994 Stock Option Plan for Outside Directors and Chart Industries, Inc. 1995 Stock Option Plan for Outside Directors, (Forms S-8 No. 333-08667 and No. 333-57306) pertaining to the Chart Industries, Inc. 1996 Stock Option Plan for Outside Directors, (Form S-8 No. 333-32535) pertaining to the Chart Industries, Inc. 1997 Stock Option and Incentive Plan and the Chart Industries, Inc. 1997 Stock Bonus Plan, (Form S-8 No. 333-57300) pertaining to the Chart Industries, Inc. 2000 Executive Incentive Stock Option Plan, (Form S-8 No. 333-57308) pertaining to the Chart Industries, Inc. Amended and Restated 1997 Stock Option and Incentive Plan, (Form S-8 No. 333-67194) pertaining to the Second Amended and Restated Chart Industries, Inc. 1997 Stock Option and Incentive Plan, and (Form S-8 No. 333-98853) pertaining to the Chart Industries, Inc. Amended and Restated 1997 Stock Bonus Plan of our report dated April 9, 2003, with respect to the consolidated financial statements of Chart Industries, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/S/    ERNST & YOUNG LLP

Cleveland, Ohio

April 10, 2003

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